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                                                                   EXHIBIT 23.02
                                                                   -------------

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2001 relating to the financial statements of Homestore.com, which appears in Homestore.com's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Registration Statement of our report dated March 16, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Century City, California
April 6, 2001